Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Solaris Oilfield Infrastructure, Inc.

Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 2017, relating to the financial statements of Solaris Oilfield Infrastructure, LLC which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

March 15, 2017